As filed with the Securities and Exchange Commission on March 5, 2025
Registration No. 333-114149
Registration No. 333-123495
Registration No. 333-132583
Registration No. 333-141376
Registration No. 333-149703
Registration No. 333-158160
Registration No. 333-187502
Registration No. 333-206864
Registration No. 333-221542
Registration No. 333-258283
Registration No. 333-271214
Registration No. 333-273924

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333- 114149
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333- 123495
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333- 132583
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333- 141376
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333- 149703
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333- 158160
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333- 187502
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333- 206864
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333- 221542
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333- 258283
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333- 271214
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333- 273924
UNDER THE SECURITIES ACT OF 1933

CUTERA, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0492262
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices, including zip code)

1998 Stock Plan

2004 Equity Incentive Plan
2004 Employee Stock Purchase Plan
2019 Equity Incentive Plan
2023 Inducement Equity Incentive Plan
(Full title of the plans)

Taylor Harris
Chief Executive Officer
Cutera, Inc.
3240 Bayshore Blvd.
Brisbane, California 94005
(415) 657-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Marianne Sarrazin
Goodwin Procter LLP
525 Market Street, 32nd Floor
San Francisco, CA 94105
(415) 733-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment relates to the following Registration Statements of Cutera, Inc., a Delaware corporation (the “Registrant”), on Form S-8 (collectively, the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all shares of the Registrant’s common stock, par value $0.001 per share (the “Registrant’s Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

• Registration Statement No. 333-114149, filed with the SEC on April 2, 2004, registering a total of 3,833,917 shares of the Registrant’s Common Stock issuable upon exercise of then presently outstanding options issued under the Registrant’s 1998 Stock Plan, a total of 1,889,404 shares of the Registrant’s Common Stock issuable upon exercise of options that had not yet been granted under the Registrant’s 1998 Stock Plan and shares to be granted under the Registrant’s 2004 Equity Incentive Plan, and a total of 200,000 shares of the Registrant’s Common Stock under the Registrant’s 2004 Employee Stock Purchase Plan;

• Registration Statement No. 333-123495, filed with the SEC on March 22, 2005, registering a total of 547,860 shares of the Registrant’s Common Stock under the Registrant’s 2004 Equity Incentive Plan and a total of 219,144 shares of the Registrant’s Common Stock under the Registrant’s 2004 Employee Stock Purchase Plan;

• Registration Statement No. 333-132583, filed with the SEC on March 20, 2006, registering a total of 610,674 shares of the Registrant’s Common Stock under the Registrant’s 2004 Equity Incentive Plan and a total of 244,269 shares of the Registrant’s Common Stock under the Registrant’s 2004 Employee Stock Purchase Plan;

• Registration Statement No. 333-141376, filed with the SEC on March 16, 2007, registering a total of 646,969 shares of the Registrant’s Common Stock under the Registrant’s 2004 Equity Incentive Plan and a total of 258,788 shares of the Registrant’s Common Stock under the Registrant’s 2004 Employee Stock Purchase Plan;

• Registration Statement No. 333-149703, filed with the SEC on March 13, 2008, registering a total of 636,922 shares of the Registrant’s Common Stock under the Registrant’s 2004 Equity Incentive Plan and a total of 254,769 shares of the Registrant’s Common Stock under the Registrant’s 2004 Employee Stock Purchase Plan;

• Registration Statement No. 333-158160, filed with the SEC on March 24, 2009, registering a total of 256,121 shares of the Registrant’s Common Stock under the Registrant’s 2004 Employee Stock Purchase Plan;

• Registration Statement No. 333-187502, filed with the SEC on March 25, 2013, registering a total of 1,910,000 shares of the Registrant’s Common Stock under the Registrant’s 2004 Equity Incentive Plan;

• Registration Statement No. 333-206864, filed with the SEC on September 10, 2015, registering a total of 1,500,000 shares of the Registrant’s Common Stock under the Registrant’s 2004 Equity Incentive Plan;

• Registration Statement No. 333-221542, filed with the SEC on November 14, 2017, registering a total of 1,600,000 shares of the Registrant’s Common Stock under the Registrant’s Amended and Restated 2004 Equity Incentive Plan;

• Registration Statement No. 333-258283, filed with the SEC on July 30, 2021, registering a total of 1,750,000 shares of the Registrant’s Common Stock under the Registrant’s Amended and Restated 2019 Equity Incentive Plan;

• Registration Statement No. 333-271214, filed with the SEC on April 11, 2023, registering a total of 600,000 shares of the Registrant’s Common Stock under the Registrant’s Amended and Restated 2019 Equity Incentive Plan; and

• Registration Statement No. 333- 273924, filed with the SEC on August 11, 2023, registering a total of 1,300,000 shares of the Registrant’s Common Stock under the Registrant’s Amended and Restated 2019 Equity Incentive Plan and a total of 2,500,000 shares of the Registrant’s Common Stock under the Registrant’s 2023 Inducement Equity Incentive Plan.

As previously disclosed, on March 5, 2025, the Registrant and certain of its subsidiaries commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas. In connection with the foregoing, the offerings pursuant to the Registration Statements are being terminated.
In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities that were registered but unsold or otherwise unissued under each of the Registration Statements as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Brisbane, State of California, on this 5th day of March, 2025.

CUTERA, INC.

By:    /s/ Stuart Drummond
Name:     Stuart Drummond
Title:    Interim Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.